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            PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP

                                                                     Exhibit 8.1
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212-841-0700


                                                March 4, 1998

Star Gas Partners, L.P.
2187 Atlantic Street
Stamford, CT  06912-0011

          Re:  Star Gas Partners, L.P.
               Registration Statement on Form S-3
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Dear Sirs:

          We have acted as counsel to Star Gas Partners, L.P. (the "Partnership") in connection with the offering of up to 1,060,727 common units representing limited partner interest ("Common Units") in the Partnership (including up to 60,727 Common Units which are being offered by a selling unitholder) pursuant to the Registration Statement on Form S-3 of the Partnership relating to the Common Units (the "Registration Statement").

          All statements of legal conclusions contained in the discussion under the caption "Tax Considerations" in the prospectus included in the Registration Statement (the "Prospectus"), unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement and the date of the closing of the transactions described in the Registration Statement after giving effect to those transactions.

          In addition, we are of the opinion that the federal income tax discussion in the Prospectus with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the
Partnership and its general partner, included in such discussion, as to which we express no opinion).
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Star Gas Partners, L.P.                     -2-                    March 4, 1998

          We hereby consent to the references to our firm and this opinion contained in the Prospectus.


                                                Very truly yours,


                                                /s/
                                                PHILLIPS NIZER BENJAMIN
                                                KRIM & BALLON LLP